 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Supertex, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 12, 2013, relating to the consolidated financial statements, the effectiveness of Supertex, Inc.’s internal control over financial reporting, and schedules of Supertex, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 30, 2013.

/s/ BDO USA, LLP

San Jose, California

November 22, 2013

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